Calculation of Filing Fee Tables
S-8
CBRE GROUP, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.01 per share	Other	2,000,000	$ 156.22	$ 312,440,000.00	0.0001381	$ 43,147.96
Total Offering Amounts:						$ 312,440,000.00		$ 43,147.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 43,147.96
Offering Note
[1]	(1) Represents 2,000,000 shares of the Registrant's Class A Common Stock ("common stock") issuable under the CBRE 401(k) Plan (the "401(k) Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the 401(k) Plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction, effected without receipt of consideration, which results in an increase in the Registrant's outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also relates to an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. (2) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on a price per share of $156.22, which is the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on September 25, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A